SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2003

Union Pacific Corporation

(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1416 Dodge Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 271-5777

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On February 13, 2003, Union Pacific Corporation (the “Company”) agreed to make a public offering of $250,000,000 aggregate principal amount of its 3.875% Notes due 2009 (the “Notes”), pursuant to an Underwriting Agreement with Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. (the “Underwriting Agreement”), as representatives of Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the additional underwriters of the offering. The sale of the Notes has been registered under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration No. 333-88666) filed with the Securities and Exchange Commission (the “SEC”) by the Company, which was declared effective by the SEC on July 19, 2002 (the “Registration Statement”). The form of the Underwriting Agreement was filed as an exhibit to the Registration Statement, and the Prospectus regarding the offering was filed with the SEC on July 19, 2002 under Rule 424(b)(5) of the Act. A Prospectus Supplement pertaining to the offering of the Notes was filed with the SEC on February 18, 2003.

Attached to this report as Exhibit 5 is an opinion regarding the issuance of the Notes on February 19, 2003, which is being delivered in connection with the offering. The opinion is delivered by James J. Theisen, Jr., Senior Corporate Counsel of the Company, and supplements the opinion delivered in connection with the filing of, and included as an exhibit to, the Registration Statement.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

5	Opinion and consent of James J. Theisen, Jr., Esquire, counsel to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 19, 2003

UNION PACIFIC CORPORATION

By:	/S/ JAMES R. YOUNG
James R. Young
Executive Vice President—Finance

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EXHIBIT INDEX

Exhibit	Description
5.	Opinion and consent of James J. Theisen, Jr., Esquire, counsel to the Company

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